UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 10, 2015, the Board of Trustees (the “Board”) of Lexington Realty Trust (the “Trust”) (1) increased the size of the Board from seven trustees to eight trustees and (2) appointed Claire A. Koeneman to the Board.
Ms. Koeneman, age 45, is an Executive Vice President for Hill+Knowlton Strategies, a global public relations company. Additionally, she manages the U.S. Central Region and is the U.S. Financial Communications Practice Leader. Prior to joining Hill+Knowlton Strategies, Ms. Koeneman served as president of Financial Relations Board, a financial communications company. Ms. Koeneman serves as a diplomat to the Principality of Monaco in its Honorary Consular Corps.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: September 14, 2015	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer